EXHIBIT 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Results for the Fourth Quarter and
Fiscal Year Ended December 31, 2012

WINSTON-SALEM, N.C., March 19, 2013 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers, today announced financial results for the fourth quarter and fiscal year ended December 31, 2012.

Business Highlights:

•	Total sales for the year increased 10.1% to $91.5 million compared to the prior year and were consistent at $20.9 million for Q4 compared to the prior year.

•	Water segment sales for the year increased 6.8% to $62.7 million compared to the prior year and increased 8.2% to $15.0 million for Q4 compared to the prior year.

•	Total adjusted EBITDA for the year increased 84.5% to $5.5 million for fiscal 2012 compared to $3.0 million for 2011 and increased to $1.1 million compared to $(0.8) million in Q4 of the prior year.

•	Water segment operating income increased 17.5% to $15.9 million for the full year and increased 36.2% to $3.6 million for Q4 compared to the prior year.

•	Water dispenser unit sell-thru to consumers increased 36.4% to 398,619 units for the full year and increased 27.9% to 91,870 units in Q4 of 2012 compared to Q4 of the prior year.

•	As of December 31, 2012, 24,500 total locations offered water and/or dispensers, a 4% increase in locations compared to December 31, 2011.

“We are pleased with our net sales growth and operating improvements which enabled us to report our fourth consecutive quarter of adjusted EBITDA improvement as we focused on distribution cost optimization in our water business and increased gross margins in our dispenser business,” commented Billy D. Prim, Primo Water’s President and Chief Executive Officer. “We continue to see positive business trends in 2013 and are focused on increasing EBITDA, which will be driven by water segment revenue growth, improved gross margins and decreased expenses. Water segment revenue growth will continue to be driven by new end-user customers, as we believe consumer growth in the water segment will further increase with consumer purchases of water dispensers, and our dispenser sales continue to experience strong growth.”

Fourth Quarter Results

Adjusted EBITDA increased to $1.1 million from $(0.8) million in the fourth quarter of 2011.  Total net sales of $20.9 million were comparable to $21.1 million in the fourth quarter of 2011. This slight decrease was primarily due to the one-time sale of $0.8 million in inventory that occurred in the prior year and $0.6 million lower dispensers sales into the retail channel compared to fourth quarter last year.

Water segment sales in the fourth quarter of 2012 increased 8.2% to $15.0 million compared to $13.9 million in the fourth quarter of 2011. Sales in the Water segment consist of sales of multi-gallon purified bottled water (“Exchange”) and self-serve filtered drinking water vending services (“Refill”).  The Water segment sales increase was primarily due to a 17.0% increase in Exchange sales that resulted from U.S. Exchange same-store unit growth of 21.2% for the fourth quarter of 2012.  The increase in U.S. Exchange sales was partially offset by a 1.6% decrease in Refill sales.

Dispenser segment sales for the fourth quarter of 2012 decreased 9.2% to $5.8 million compared to $6.4 million in the fourth quarter of 2011. The change was primarily due to a decrease in units sold into the retail channel partially offset by a sales mix shift towards higher priced dispensers.  While sell-in to retail was down in the fourth quarter of 2012, sell-thru to consumers continued to grow, increasing 27.9% compared to the fourth quarter of 2011 to 91,870 units, driven by increased locations and same-store sales unit increases.  The Company believes that increased water dispenser penetration will lead to increased recurring Water sales.

The following table sets forth information regarding locations where the Company’s dispensers and water are sold as well as certain sales information.

	4Q12	4Q11	% Change
Total locations (thousands)	24.5	23.6	3.8%
Dispenser locations (thousands)	8.1	6.9	17.4%
Dispenser units sell-in to retail (thousands)	73.9	101.4	(27.1%)
Dispenser units sell-thru (thousands)	91.9	71.8	27.9%
Water Locations (thousands)	16.4	16.7	(1.5%)

Gross margin increased to 23.4% for the fourth quarter from 18.2% for the fourth quarter of 2011.  Gross margin for the Water segment increased to 30.9% compared to 27.0% in the same period in the prior year due improvements for both Exchange and Refill.  Gross margin for the Dispenser segment increased to 4.1% from 1.3% for the prior year, primarily due to retail price increases that were initiated during the third quarter of 2012.

The Company’s Water segment continues to perform well, experiencing sales and profitability growth. The Water segment’s operating income for the fourth quarter of 2012 increased 36.2% to $3.6 million from $2.6 million for the fourth quarter of 2011.  The Dispenser segment’s loss from operations improved for the fourth quarter of 2012 to $(0.1) million from $(0.6) million for the fourth quarter of 2011, primarily due to price increases initiated during the third quarter of 2012.  The Company expects to achieve positive operating income going forward in the Dispenser segment as a result of the full impact of price increases and strong continuing consumer demand.

Fiscal Year 2012 Results; Goodwill Impairment

Fiscal year 2012 adjusted EBITDA increased 84.5% to $5.5 million from $3.0 million in 2011.  Fiscal year 2012 total net sales increased 10.1% to $91.5 million from $83.1 million in 2011.  Water sales for 2012 increased 6.8% to $62.7 million compared to $58.7 million in 2011.  Dispenser sales for 2012 increased 22.1% to $28.8 million compared to $23.6 million in 2011.

As previously disclosed, the Company now reports the Flavorstation business under discontinued operations and will focus on its core water and dispenser businesses.  In addition to discontinuing the Flavorstation business, in 2012 the Company took non-cash charges of $82.0 million to write off goodwill and other intangibles on its balance sheet. The non-cash impairment charges are primarily a result of Primo’s stock price, which is lower than the book value of assets.  Despite a cash flow valuation that supports a significantly higher book value, the Company took the charges to present a more conservative balance sheet.  The charge does not impact bank covenants, financing of the business or cash of the business, but it aligns our book value with the Company’s stock price.

The GAAP net loss from continuing operations for 2012 was $(93.3) million or $(3.93) per share, compared to $(12.0) million or $(0.55) per share for the prior year, driven primarily by the impact of the one-time non-cash charges in 2012.   The GAAP net loss from continuing operations for the fourth quarter of 2012 was $(74.0) million or $(3.11) per share, compared to $(5.7) million or $(0.24) per share for the fourth quarter of the prior year.

Guidance
The Company expects total full year 2013 net sales to increase 2% to 4% or in the range of $93.3 to $95.2 million and full year adjusted EBITDA to range between $9.2 and $9.4 million.  The Company expects Water segment revenue to increase 5% to 7% to $65.8 to $67.1 million.   The Company expects total first quarter 2013 sales to increase 3% to 5% or in the range of $20.4 to $20.8 million and adjusted EBITDA to increase 25% to 30% or in the range of $1.5 to $1.6 million.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 4:30 p.m. ET today, March 19, 2013.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Mark Castaneda, Chief Financial Officer, and Matt Sheehan, Chief Operating Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through April 2, 2013.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation
Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, changes in the Company's relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 15, 2012 and its subsequent filings under the Securities Exchange Act of 1934 (including its Annual Report on Form 10-K for the year ended December 31, 2012). Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Use of Non-GAAP Financial Measures

To supplement its financial statements, the Company also provides investors with information related to adjusted EBITDA, which is a non-GAAP financial measure.  Adjusted EBITDA is calculated as earnings (loss) before income tax expense, interest expense, depreciation and amortization expense, goodwill and other impairment, non-cash stock-based compensation expense, non-recurring and acquisition-related costs, loss (gain) on disposal of assets and other.   The Company believes adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  Management uses adjusted EBITDA to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  Adjusted EBITDA is also presented to the Company’s board of directors and is used in its credit agreements.

Non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).  Adjusted EBITDA excludes significant expenses that are required by GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2012	2011	2012	2011

Net sales	$20,886	$21,112	$91,479	$83,062
Operating costs and expenses:
Cost of sales	16,000	17,276	70,081	63,201
Selling, general and administrative expenses	4,051	4,996	17,708	18,206
Non-recurring and acquisition-related costs	178	924	743	2,091
Depreciation and amortization	3,173	2,457	11,102	8,863
Goodwill and other impairment	70,525	-	82,013	-
Total operating costs and expenses	93,927	25,653	181,647	92,361
Loss from operations	(73,041)	(4,541)	(90,168)	(9,299)
Interest expense and other, net	961	734	4,043	1,690
Loss from continuing operations before income taxes	(74,002)	(5,275)	(94,211)	(10,989)
Income tax (benefit) provision	-	452	(961)	961
Loss from continuing operations	(74,002)	(5,727)	(93,250)	(11,950)
Loss from discontinued operations, net of income taxes	(3,022)	(1,266)	(17,779)	(2,429)
Net loss	$(77,024)	$(6,993)	$(111,029)	$(14,379)

Basic and diluted loss per common share:
Loss from continuing operations	$(3.11)	$(0.24)	$(3.93)	$(0.55)
Loss from discontinued operations	(0.13)	(0.06)	(0.75)	(0.11)
Net loss	$(3.24)	$(0.30)	$(4.68)	$(0.66)

Basic and diluted weighted average common shares outstanding	23,752	23,645	23,725	21,652

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2012	2011	2012	2011
Segment revenues
Water	$15,044	$13,908	$62,667	$58,696
Dispensers	5,842	6,432	28,812	23,595
Other	-	772	-	771
Total revenue	20,886	21,112	91,479	83,062

Segment income (loss) from operations
Water	3,607	2,650	15,942	13,563
Dispensers	(96)	(619)	(1,319)	(1,021)
Corporate	(2,676)	(3,191)	(10,933)	(10,887)
Adjustments:
Non-cash, stock-based compensation expense	208	326	1,252	984
Loss (gain) on disposal of assets and other	70	4	509	315
Adjusted EBITDA	$1,113	$(830)	$5,451	$2,954

Primo Water Corporation
Consolidated Balance Sheets
(in thousands, except par value data)

	December 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash	$234	$751
Accounts receivable, net	9,894	12,513
Inventories	7,572	6,331
Prepaid expenses and other current assets	812	3,590
Current assets of disposal group held for sale	3,009	3,743
Total current assets	21,521	26,928

Bottles, net	3,838	3,704
Property and equipment, net	41,947	45,838
Intangible assets, net	12,477	13,107
Goodwill	–	78,823
Other assets	1,960	1,086
Assets of disposal group held for sale, net of current portion	–	14,963
Total assets	$81,743	$184,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,455	$9,509
Accrued expenses and other current liabilities	4,305	2,838
Current portion of capital leases and notes payable	15	14,514
Current liabilities of disposal group held for sale	2,752	3,205
Total current liabilities	18,527	30,066

Long-term debt, capital leases and notes payable, net of current portion	21,251	44
Other long-term liabilities	352	1,710
Liabilities of disposal group held for sale, net of current portion	–	3,000
Total liabilities	40,130	34,820

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 23,772 and 23,658 shares issued and outstanding at December 31, 2012 and 2011, respectively	24	24
Additional paid-in capital	272,336	271,220
Common stock warrants	8,420	7,007
Accumulated deficit	(239,131)	(128,102)
Accumulated other comprehensive loss	(36)	(520)
Total stockholders’ equity	41,613	149,629
Total liabilities and stockholders’ equity	$81,743	$184,449

Primo Water Corporation
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2012	2011
	(unaudited)
Cash flows from operating activities:
Net loss	$(111,029)	$(14,379)
Less: Loss from discontinued operations	(17,779)	(2,429)
Loss from continuing operations	(93,250)	(11,950)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,102	8,863
Stock-based compensation expense	1,252	984
Non-cash interest expense	2,002	1,024
Deferred income tax (benefit) expense	(961)	961
Bad debt expense	410	417
Goodwill and other impairment	82,013	–
Other	(152)	(275)
Changes in operating assets and liabilities:
Accounts receivable	2,253	(6,691)
Inventories	(1,257)	(2,634)
Prepaid expenses and other assets	(100)	(1,047)
Accounts payable	943	4,874
Accrued expenses and other liabilities	1,602	(2,697)
Net cash provided by (used in) operating activities	5,857	(8,171)

Cash flows from investing activities:
Purchases of property and equipment	(4,033)	(16,843)
Purchases of bottles, net of disposals	(1,291)	(2,367)
Proceeds from the sale of property and equipment	81	25
Business acquisitions	–	(1,576)
Additions to and acquisitions of intangible assets	(663)	(439)
Net cash used in investing activities	(5,906)	(21,200)

Cash flows from financing activities:
Borrowings under prior revolving credit facility	500	36,126
Payments under prior revolving credit facility	(15,000)	(39,538)
Borrowings under revolving credit facility	45,694	–
Payments under revolving credit facility	(38,617)	–
Borrowings under term loan	15,150	–
Note payable and capital lease payments	(14)	(15)
Debt issuance costs	(2,203)	(813)
Proceeds from sale of common stock, net of issuance costs	(491)	39,444
Stock option and employee stock purchase activity, net	39	392
Net cash provided by financing activities	5,058	35,596

Net increase in cash	5,009	6,225
Cash, beginning of year	751	443
Effect of exchange rate changes on cash	9	(46)
Cash used in discontinued operations from:
Operating activities	(5,226)	(2,608)
Investing activities	(309)	(3,263)
Financing activities	–	–
Cash used in discontinued operations	(5,535)	(5,871)
Cash, end of period	$234	$751

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011

Loss from continuing operations	$(74,002)	$(5,727)	$(93,250)	$(11,950)
Depreciation and amortization	3,173	2,457	11,102	8,863
Interest expense and other, net	961	734	4,043	1,690
Income tax (benefit) provision	-	452	(961)	961
EBITDA	(69,868)	(2,084)	(79,066)	(436)
Goodwill and other impairment	70,525	-	82,013	-
Non-cash, stock-based compensation expense	208	326	1,252	984
Non-recurring and acquisition-related costs	178	924	743	2,091
Loss (gain) on disposal of assets and other	70	4	509	315
Adjusted EBITDA	$1,113	$(830)	$5,451	$2,954